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                                                                  Exhibit 2(a)

                              CODE OF REGULATIONS

                          THE PARKSTONE GROUP OF FUNDS


                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS


  1.1 MEETINGS. Meetings of Shareholders of The Parkstone Group of Funds (the "Trust") may be called by the Trustees, and shall be called by the Trustees whenever required by law or upon the written request of holders of at least twenty percent of all votes attributable to the outstanding units of beneficial interest in the Trust (the "Shares") entitled to vote.

  1.2 NOTICE. Written notice, stating the place, day, and hour of each meeting of Shareholders and the general nature of the business to be transacted, shall be given by, or at the direction of, the person calling the meeting to each Shareholder of record entitled to vote at the meeting at least ten days prior to the day named for the meeting, unless in a particular case a longer period of notice is required by law.

  1.3 SHAREHOLDERS' LIST. The officer or agent having charge of the transfer books for Shares of the Trust shall make, at least five days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order with the address of and the number of Shares held by each such Shareholder. The list shall be kept on file at the office of the Trust and shall be subject to inspection by any Shareholders at any time during usual business hours, and shall also be produced and kept open at the time and place of each meeting of Shareholders and shall be subject to the inspection of any Shareholder during each meeting of Shareholders.

  1.4 RECORD DATE. The Trustees may fix a time (during which they may close the Share transfer books of the Trust) not more than fifty (50) days prior to the date of any meeting of Shareholders, or the date fixed for the payment of any dividend, or the date of the allotment of rights or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any such allotment of rights, or to exercise such rights, as the case may be. In such case, only such Shareholders as shall be Shareholders of record at the close of business n the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any record date fixed, as aforesaid.


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                                   ARTICLE II

                                    TRUSTEES

  2.1 NUMBER AND TERM OF OFFICE. The number of Trustees shall be fixed from time to time by the Trustees, but shall not be less than three (3) nor more than ten (10), provided, however, that if there are less than three (3) Shareholders, the number of Trustees may be less than three (3), but not less than the number of Shareholders and in no event less than one (1). Each Trustee shall hold office until the next meeting of Shareholders following his election or appointment as Trustee at which Trustees are elected and until his successor shall have been elected and qualified.

  2.2 QUORUM. At all meetings of the Trustees, a majority of the Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater portion is required for action by law, by the Declaration of Trust, or by these Regulations. If a quorum shall not be present at any meeting of the Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A quorum for all meetings of any committee of the Trustees shall be a majority of the members thereof.

  2.3 PLACE OF MEETING; TELEPHONE MEETINGS. Meetings of the Trustees, regular or special, shall be held at the principal office of the Trust or at such other place as the Trustees may from time to time determine. Except as may otherwise be required by law or by the Declaration of Trust, the Trustees or any committee thereof may participate in a meeting of the Trustees or of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the conference may hear each other at the same time, and participation by such means shall constitute presence in person at the meeting. The Trustees may also act without a meeting, unless provided otherwise in the Declaration of Trust, this Code of Regulations or required by law, by written consents of a majority of the Trustees.

  2.4 REGULAR MEETINGS. Regular meetings of the Trustees may be called by the President or the Secretary and must be called by the President at the request of any two Trustees. Regular meetings of the Trustees may be held without notice at such time and at the principal office of the Trust or at such other place as the Trustees may from time to time determine.

  2.5 SPECIAL MEETINGS. Special Meetings of the Trustees may be called by the President on one day's notice to each Trustee; Special Meetings shall be called by the President or Secretary in like manner and on like notice on the written request of a majority of the Trustees then in office.


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  2.6  COMMITTEES.  The Trustees may by resolution passed by a majority of the
Trustees appoint from among the Trustees an executive committee and other committees composed of two or more Trustees, and may delegate to such committees, in the intervals between meetings of the Trustees, any or all of the powers of the Trustees in the management of the business and affairs of the Trust, except the power to issue Shares in the Trust or to recommend to Shareholders any action requiring Shareholders' approval.

  2.7 CHAIRMAN OF THE BOARD. The Trustees may at any time appoint one of their number as Chairman of the Board, who shall serve at the pleasure of the Trustees and who shall perform and execute such duties as the Trustees may from time to time provide but who shall not by reason of performing or executing these duties be deemed an officer or employee of the Trust.

  2.8 COMPENSATION. Any Trustee, whether or not a salaried officer, employee, or agent of the Trust, may be compensated for his services as Trustee or as a member of a committee, or as Chairman of the Board of Trustees or Chairman of a committee, by fixed periodic payment or by fees for attendance at meetings or by both and, in addition, may be reimbursed for transportation and other expenses, all in such manner and amounts as the Trustees may from time to time determine.

                                  ARTICLE III

                                    NOTICES

  3.1 FORM. Notices to Shareholders shall be in writing and delivered personally or mailed to the Shareholders at their addresses appearing on the books of the Trust. Notices to Trustees shall be oral or by telephone or telegram or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust. Oral notice shall be deemed to be given when given directly to the person required to be notified and notice by mail shall be deemed to be given when deposited in the United States mail or with a telegraph office or courier service for transmission. Notices to Trustees need not state the purpose of a Regular or Special Meeting.

  3.2 WAIVER. Whenever any notice of the time, place, or purpose of any meeting of Shareholders, Trustees, or committee is required to be given under the provisions of Massachusetts law or under the provisions of the Declaration of Trust or these Regulations, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Shareholders in person or by proxy, or at the meeting of Trustees or committee in person, shall be deemed equivalent to the giving of such notice to such persons.


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                                   ARTICLE IV

                                    OFFICERS

  4.1 NUMBER. The officers of the Trust shall be chosen by the Trustees and shall include a President, who shall be a Trustee, a Secretary, and a Treasurer. The Board of Trustees may, from time to time, elect or appoint one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers.

  4.2 OTHER OFFICERS. The Trustees may from time to time appoint such other officers and agents as they shall deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Trustees. The Trustees may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties.

  4.3 ELECTION AND TENURE. The officers of the Trust shall be chosen annually by the Trustees. Two or more offices may be held by the same person but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required by law, the Declaration of Trust, or these Regulations to be executed, acknowledged, or verified by two or more officers. Any officer or agent may be removed by the Trustees. i An officer of the Trust may resign by filing a written resignation with the President, with the Trustees, or with the Secretary. Any vacancy occurring in any officer of the Trust by death, resignation, removal, or otherwise shall be filled by the Trustees.

  4.4 COMPENSATION. The salaries or other compensation of all officers and agents of the Trust shall be fixed by the Trustees, except that the Trustees may delegate to any committee the power to fix the salary or other compensation of any officer of the Trust.

  4.5 PRESIDENT. The President shall be the chief executive officer of the Trust; he shall preside at all meetings of the Shareholders and the Trustees unless a Chairman has been designated, shall be a member ex officio of all standing committees, and shall see that all orders and resolutions of the Trustees are carried into effect. He, or such person as he may designate, shall sign, execute, and acknowledge, in the name of the Trust, deeds, mortgages, bonds, contracts, and other instruments authorized by the Trustees, except in the case where the signing and execution thereof shall be delegated by the Trustees to some other officer or agent of the Trust. The President shall also be the chief administrative officer of the Trust and shall perform such other duties and have such other powers as the Trustees may from time to time prescribe.

  4.6 VICE PRESIDENTS. The Vice Presidents, if any, in the order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Trustees may from time to time prescribe.


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  4.7  SECRETARY.  The Secretary shall attend meetings of the Trustees and meetings of the Shareholders and record all the proceedings thereof and shall perform like duties for any committee when required. He shall give, or cause to be given, notice of meetings of the Shareholders and of the Trustees, and shall perform such other duties as may be prescribed by the Trustees or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Trust and, when authorized by the Trustees, affix and attest the same to any instrument requiring it; provided, however, that in lieu of affixing the seal of the Trust to any document, it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a seal to affix the word "(SEAL)" adjacent to the signature of the authorized officer of the Trust. The Trustees may give general authority to any other officer to affix the seal of the Trust and to attest the affixing by his signature.

  4.8 ASSISTANT SECRETARIES. The Assistant Secretaries, if any, when so directed by the Secretary, or in the absence or disability of the Secretary, in order of their seniority, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Trustees shall prescribe.

  4.9 TREASURER. The Treasurer shall be the chief financial officer of the Trust. He shall be responsible for the maintenance of its accounting records and shall render to the Trustees when the Trustees so require an account of all the Trust's financial transactions and a report of the financial condition of the Trust.

  4.10 ASSISTANT TREASURERS. The Assistant Treasurers, if any, when so directed by the Treasurer, or in the absence or disability of the Treasurer, in the order of their seniority, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Trustees may from time to time prescribe.

                                   ARTICLE V

                            INVESTMENT RESTRICTIONS

  The Trustees may from time to time adopt such restrictions upon the investment of the assets of the Trust, or amendments thereto, as they may consider necessary or desirable; provided, however, that any such restriction or amendment shall be approved by a majority of the outstanding shares of the Trust entitled to vote thereon if required by the Investment Company Act of 1940, as amended.

                                   ARTICLE VI

                               GENERAL PROVISIONS

  6.1 INSPECTION OF BOOKS. The Trustees shall from time to time determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Trust or any of them shall be open to the inspection of the


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Shareholders; and no Shareholder shall have any right to inspect any account or book or documents of the Trust except as conferred by law or by these regulations or authorized by the Trustees or by resolution of the Shareholders.

  6.2 REPORTS. The Trust shall transmit to the Shareholders and file with federal and state regulatory agencies such reports of its operations as the Trustees shall consider necessary or desirable or as may be required by law.

  6.3 BONDING OF OFFICERS AND EMPLOYEES. All officers and employees of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

  6.4 TRANSFER OF SHARES. Transfers of Shares shall be made on the books of the Trust at the direction of the person named on the Trust's books or named in any certificates for such Shares (if issued), or by his attorney lawfully constituted in writing, and upon surrender of any certificate or certificates for such Shares (if issued) properly endorsed, together with a proper request for redemption, to the Trust's transfer agent, with such evidence of the authenticity of such transfer, authorization, and other matters as the Trust or its agents may reasonably require, and subject to such other reasonable conditions and requirements as may be required by the Trust or its agents; or, if the Trustees shall by resolution so provide, transfer of Shares may be made in any other manner provided by law.

                                  ARTICLE VII

                                   AMENDMENTS

  This Code of Regulations may be altered or repealed by the Trustees at any Regular or Special Meeting of the Trustees.


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